EXHIBIT 10.1

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT, AS INDICATED BY “XXX”, PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT THAT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CO-PACKER AND DISTRIBUTION AGREEMENT

This Co-Packer And Distribution Agreement is entered into by and among Jones Soda Co. (“Jones”), National Retail Brands, Inc. (“National”) and Shasta Beverages, Inc. (“Shasta” and, collectively with National, “Producer”).

WHEREAS the parties intend that the nature of the relationship is that Jones will identify and negotiate with large retailers in the U.S. for the products described below. National Retail Brands, Inc. / Shasta Beverages, Inc. will manufacture the products using concentrate supplied by Jones Soda Co (“Jones”), and then sell the Jones branded finished products directly to the retailer pursuant to orders or commitments secured by Jones.

In consideration for the mutual agreements, representations and covenants of the parties set forth herein, and subject to the conditions set forth herein, the parties hereby agree as follows:

1. Jones hereby grants National Retail Brands, Inc./Shasta Beverages, Inc. (collectively, “Producer”), the exclusive right in the United States to (i) manufacture Jones Soda in 8 ounce and 12 ounce cans and 1 liter PET bottles of carbonated soda and Jones Energy in 16 ounce cans (collectively, “Products”) with formulas supplied by Jones and utilizing trademarks owned or used by Jones (“Trademarks”), and (ii) sell the Products to all accounts [XXX] purchasing through warehouse distribution. Jones will be responsible for obtaining retail authorization for the sale of the Products and upon obtaining authorization, will authorize Producer in writing to sell Products to such accounts. Currently, Producer is authorized to sell 8 ounce and 12 ounce cans of Jones Soda carbonated soda to Target and 16 ounce cans of Jones Energy to Costco. [XXX]. Producer will have the right to audit the calculation [XXX]. Jones can manufacture the Products at Producer or any other co-packer for distribution outside of the United States [XXX].

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2. The Products will incorporate the Trademarks and design work as supplied by Jones and all such Trademarks and design work for Products will remain the exclusive property of Jones. Jones represents that it has the right to use the Trademarks, design work and product formula in the manner contemplated herein. Jones will be responsible for the development and related development costs of all graphic designs, artwork, plate charges and the ingredients/formula of all Products.

3. Jones will supply to Producer concentrate necessary for the Products at the prices currently established for packages as set forth on EXHIBIT A. [XXX]. All amounts not paid within thirty (30) days shall bear interest at the lesser of one percent per month (12% per annum) or the highest rate allowed by applicable law. Producer will pay all invoices on a net thirty (30) day basis. Producer will not have the right to offset against such invoiced amounts any sums allegedly owed by Jones to Producer; except that Producer may withhold payments solely for deductions taken by retailers related to marketing/promotional obligations of Jones that have previously been agreed upon in writing between Jones and Producer. Producer and Jones will coordinate to mitigate losses relative to aged Products. [XXX]. Producer will be responsible for the manufacture, storage, inventory, delivery, invoicing, customer credit review and approval, and receivables collection with respect to sales of Products to Jones’ authorized accounts. All credit terms granted to retailers by Producer, if any, will be determined by Producer in its sole discretion. [XXX]. The maximum sku’s per package size at any one time (unless otherwise agreed) are as follows:

12 oz. cans	[XXX]
8 oz. cans	[XXX]
16 oz. cans	[XXX]

4. Jones will provide Producer with a ninety (90) day written rolling forecast of anticipated purchases by retailers of the Products, updated monthly. Producer agrees to produce sufficient Product to meet the requirements for Product as set forth in such rolling forecasts with the intention that annual case volume for all Products is not expected to exceed the number of cases set forth on EXHIBIT A. If case volume is expected to exceed this amount in any calendar year, the parties will mutually agree on a plan to satisfy the requirements for production of Product. Additionally, in the event Producer is unable to meet Jones’ requirements, and in order to avoid Product shortages, Jones shall have the right to use an alternate co-packer to meet the excess demand. Jones shall use its commercially reasonable best efforts to secure the lowest possible minimum commitment in such event, and as soon as commercially reasonable, will resume its full requirements for Product pursuant to the terms of this Agreement by agreement with Producer. Jones agrees to maintain, and make available to Producer, sufficient concentrate to cover the quantities contained in its forecasts. Producer will be responsible for maintaining concentrate inventory for upcoming thirty (30) day forecasted requirements. Producer will provide to Jones sufficient information on a monthly basis to ensure accuracy of rolling forecasts, including monthly and cumulative sales of Products to all customers and finished goods inventory on hand at month end by Product sku by location.

5. Jones will be solely and exclusively responsible for all sales efforts, marketing, advertising and promotion, including all slotting payments, if any. Jones intends to position its 12 oz. soft drink product as a premium priced soft drink product. Producer may elect, at its sole and absolute discretion, to participate in marketing and other promotional activities at its sole cost provided that (i) all marketing, advertising, and promotional materials using any of the Trademarks or design work of Jones shall be approved in writing by Jones in its sole discretion, and (ii) all other sales and marketing efforts shall be coordinated with Jones and the terms of all orders for Products shall be subject to approval by Jones.

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6. All Products will be of good and merchantable quality, manufactured, stored, and shipped in all material respects in accordance with beverage industry standards, and according to the specifications set forth in the Co-Packer Manual as previously agreed to by the parties in connection with product for sales to Target and Costco. All concentrate will be in all material respects of good and merchantable quality and meet the specifications set out in the Co-Packer Manual. All specifications for concentrate and formula shall remain the sole and exclusive property of Jones, and Producer will keep such specifications strictly confidential. Subject to execution of a standard visitor confidentiality agreement, Jones will have the right to inspect that portion of Producer’s production facility used to manufacture Jones Products on reasonable notice and only at such times that Jones Product is manufactured. Producer will supply samples, at Jones expense, as reasonably requested by Jones for quality control testing. Producer will also supply Product to Jones for promotional purposes (and not for resale) at a cost to be agreed upon by Jones and Producer. Jones will have no responsibility for deposits or returns of empty cans under any “bottle bill” or similar federal, state, or local law or regulation; provided that if Jones elects to sell any Product through other channels, and Producer remains responsible for payment of all deposits or similar amounts on such Products, then in such event, Jones shall be required to collect all deposits and similar amounts, where applicable, and remit such collections to Producer promptly following receipt as reimbursement to Producer.

7. Each party shall maintain in force at all times during the term of this Agreement a comprehensive commercial general liability and products liability insurance policy in an amount not less than Ten Million Dollars ($10,000,000) per occurrence and in the aggregate, and shall name the other party as an additional insured on its policy, with proof of insurance to be supplied upon request by such party.

8. Producer agrees to indemnify and hold harmless Jones and its employees, officers and directors from and against any loss, liability, damages, costs or expenses (including interest, penalties, expense, attorney’s fees and costs) arising out of or resulting from: (i) Producer’s breach of this Agreement; (ii) manufacturing defects in Product furnished by or on behalf of Producer; and (iii) the claims of any customer, vendor or supplier of Producer; provided, that Producer shall not have any indemnification obligation to the extent of any fault on the part of Jones.

9. Jones agrees to indemnify and hold harmless Producer and its respective employees, officers, directors and affiliates from and against any loss, liability, damages, costs or expenses (including interest, penalties, expense, attorney’s fees and costs) arising out of or resulting from: (i) Jones’ breach of this Agreement; (ii) defects in materials or supplies furnished by or on behalf of Jones and (iii) the claims of any customer, vendor or supplier of Jones, provided, that Jones shall not have any indemnification obligation to the extent of any fault on the part of Producer.

10. In no event shall either party be liable to the other party under any circumstances whatsoever for consequential, incidental, special or punitive damages or claims for loss of profits or business interruption, except in the case of willful misconduct by a party.

11. Jones will afford Producer the first right to pack and distribute any new (i.e., not commercially produced as of the date of this Agreement) products that Jones desires to sell through warehouse distribution. The parties will work in good faith to reach agreement on the basis of the business relationship established under this Agreement, but if no agreement can be reached despite such good faith negotiations (which shall be terminated after thirty (30) days if unsuccessful), Jones shall have the right to enter into agreements with third parties without penalty or reimbursement of costs.

12. The term of the Agreement will be effective on the date hereof and continue through December 31, 2011 (the “Initial Term”). Thereafter, this Agreement will automatically renew in perpetuity for successive additional five (5) year periods (each such renewal being referred to herein as a “Renewal Term”) unless terminated as provided below. Jones may terminate the Agreement if Producer fails to cure any material default within thirty (30) days following written notice from Jones, specifying the nature of the default and the commercially reasonable method of cure. Producer may terminate the Agreement if Jones fails to cure any material default within thirty (30) days following written notice from Producer, specifying the nature of the default and the commercially reasonable method of cure. Notwithstanding the foregoing, if a breach of this Agreement cannot reasonably be cured within such thirty (30) day period, then the party in breach shall have up to an additional sixty (60) days (or a total of ninety (90) days) to cure such breach, provided that the breaching party diligently pursues such cure and advises the non-

breaching party of its efforts to cure. At any time after December 31, 2009, Producer may terminate this Agreement, for any reason or for no reason, upon six (6) months advance written notice to Jones; in such event, Producer shall not be entitled to any termination fee as set forth in EXHIBIT B or otherwise.

13. Jones also has the option to terminate this Agreement with Producer and reaquire the exclusive rights granted to Producer hereunder at the end of the Initial Term or any Renewal Term by delivering written notice (“Termination Notice”) to Producer (with a copy sent to National Beverage Corp., One North University Drive, Fort Lauderdale, Florida 33324 Att: President or such other address designated by Producer from time to time; provided, however, that failure to provide such copy shall not render the notice ineffective) indicating an election to terminate the Agreement and purchase the exclusive right granted hereunder. Such notice shall be sent by certified mail or reputable overnight courier or by such other method that receipt of such notice may be reasonably verified. In order for such Termination Notice to be effective, Jones shall deliver such notice no earlier than ninety (90) days and no later than thirty (30) days prior to the expiration of the Initial Term or any Renewal Term. If Jones delivers an effective Termination Notice prior to the expiration of the Initial Term or any Renewal Term as provided herein, then Producer and Jones shall mutually arrange for an orderly transition relative to the exclusive manufacture and sale of Product by Producer. Such transition shall be over a period not to exceed eighteen (18) months following expiration of the Initial Term or any Renewal Term, as applicable, and shall be undertaken to minimize the disruption to the manufacturing facilities, customer relationships, inventory management and financial reporting of Producer and Jones. Jones will pay the termination fee set forth in EXHIBIT B to the Producer [XXX]. [XXX].

14. Notwithstanding paragraph 13 above, in the event of a sale of all or substantially all of the assets or stock of Jones or merger or other business combination transaction involving Jones in which Jones is not the surviving entity (a “Material Transaction”), Jones may terminate this Agreement and reacquire the exclusive rights granted hereunder on six (6) month prior written notice to Producer; provided however that in such event, Jones shall pay Producer the amount set forth on EXHIBIT B. Notice shall be sent by certified mail or overnight courier or by any method that receipt of such notice may be reasonably verified, with a copy to National Beverage Corp. at the address provided above. Such right for Jones to deliver notice and terminate this Agreement upon the occurrence of a Material Transaction may not be exercised prior to December 31, 2009, even if the Material Transaction occurs prior to such date. [XXX]

15. During the term of this Agreement and for a period of three (3) years thereafter, neither party to this Agreement shall hire any person as an employee, consultant, board member or otherwise who is an employee of the other party hereto (including employees of any affiliate or subsidiary) or who has been employed by such party (or any of its affiliates or subsidiaries) within the prior twelve (12) month period.

16. Except as otherwise provided herein, nothing contained in this Agreement is intended to restrict or otherwise limit each party from continuing to engage in the ordinary course of its business which may include developing, selling or manufacturing products competitive with products of the other party.

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17. This Agreement represents the entire and only agreement between the parties relating to the grant of the exclusive rights by Jones for the manufacturing and sale of the Products by Producer and supercedes all prior written or oral agreements between the parties relating to the subject matter hereof. The terms of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing signed by an authorized officer of Jones and the President or Executive Vice President of Producer. Neither party is relying upon any statement, representation or promise made by the other party or any of its employees in entering into this Agreement. No purchase order, invoice or other form shall amend or modify this Agreement. The illegality or unenforceability of any provision of this Agreement shall not operate to impair the legality or enforceability of any other provision of this Agreement. No waiver of any right by a party shall be effective unless in writing, and such waiver shall be limited to the particular events described in such writing. Each party represents that it has had the opportunity to consult with counsel regarding the terms of this Agreement. Each party is an independent contractor, and there is no agency, partnership, joint venture or other such relationship between Jones and Producer. This Agreement cannot be assigned by either party without the prior written consent of the other party, which will not be unreasonably withheld. Consent shall not be required in connection with an assignment to any affiliated entity or in connection with any merger, sale of assets or other business combination transaction. Notwithstanding the foregoing, Producer may use co-packers during periods of unforeseen increased demand for Product, provided such co-packers agree to strictly adhere to the Co-Packer Manual and to the confidentiality provisions of this Agreement and the agreements regarding ownership of all formulas by Jones. Any increased production costs or manufacturing inefficiencies from using such outside co-packers shall be borne completely by Producer with no reimbursement or other assistance from Jones. This Agreement shall be binding upon the parties’ respective successors and permitted assigns. The prevailing party in any court proceeding or arbitration shall be entitled to recover its reasonably attorney’s fees, costs and expenses. Prior to initiating any formal proceedings, the parties agree to mediate any disputes in good faith. Each party shall designate in writing an authorized representative for the purposes of giving notice and securing consents as required under this Agreement.

18. Except as required by law, this Agreement and all terms and conditions contained herein shall be confidential and shall not be disclosed to any person or entity. No press release or other public announcement of this Agreement shall be made without the prior written consent of the other party; provided that if this Agreement is required to be publicly filed as a material agreement by either party, such party shall seek confidential treatment under the applicable rules and regulations.

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EXECUTED as of the 18th day of September, 2006, by duly authorized representatives of the undersigned, intending to be bound hereby.

JONES SODA CO.

By:	/s/ Peter van Stolk
Peter van Stolk
President & CEO

NATIONAL RETAIL BRANDS, INC.

By:	/s/ Joseph G. Caporella
Joseph G. Caporella
President

SHASTA BEVERAGES, INC.

By:	/s/ Dean A. McCoy
Name:	Dean A. McCoy
Title:	Vice President

EXHIBIT A

[XXX]

288 oz.	CSD	[XXX	]

Concentrate Pricing

288 oz.	CSD	[XXX	]
384 oz.	Energy	[XXX	]
8 oz.	Halloween Can	[XXX	]

Concentrate Pricing is F.O.B. Producer co-packing facilities.

Producer will assume all costs related to manufacturing efficiencies, storage and obsolescence upon receipt of concentrate.

Anticipated Annual Case Volume not to exceed [XXX] of cases of Product in the aggregate.

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EXHIBIT B

Payment to be made under Section 13 in the event of termination at the end of the Initial Term or any Renewal Term or Section 14 in the event of a Material Transaction involving Jones.

Jones shall pay to Producer an amount equal to [XXX]. By way of illustration but not limitation, assume an effective written termination notice is given to Producer at the end of the Initial Term and [XXX]. The payment due from Jones to Producer under this EXHIBIT B would be [XXX].

Package	Amount
12 oz. Can	[XXX]
8 oz. CSD Can	[XXX]
16 oz. Can / Energy	[XXX]
288 oz. CSD	[XXX]

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